UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                            FORM 8-K/A

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 1999

                           AMAC, INC.,
                     f/k/a MEDIC MEDIA INC.
     (Exact name of registrant as specified in its charter)


      Delaware                             133944580
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State of Incorporation                 IRS Employer ID No.


590 Madison Avenue, New York, NY            10022
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Address of principal Executive Offices     Zip Code


Registrant's Telephone Number    (212) 521-4497
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Item 2.  Acquisition or Disposition of Assets

On March 18, 1999, the Company acquired 100 shares of common stock, GBP 1.0 par value, of CMAC Industries, Inc., (hereinafter
"CMAC") a company incorporated under the laws of the Channel
Islands of Jersey.

The acquisition was consummated by the execution of an Acquisition Agreement dated March 8, 1999. The shares acquired by the Company represented one hundred (100%) percent of all of CMAC's then currently issued and outstanding common stock. The aggregate purchase price paid by the Company for the CMAC common shares was 3,500,000 post-reverse split shares of voting common stock of Medic Media Inc., $0.001 par value. These shares will be issued to the sellers of the CMAC shares subsequent to a 6.5 to 1 reverse split of the voting common stock by the Company of its voting common stock.

There was no material relationship between the Company and CMAC prior to the acquisition by the company of the CMAC shares. Subsequent to the acquisition of the CMAC shares, the Company intends to enter the amphibious vehicle industry. CMAC's management will utilize their experience and expertise in that area to assist the Company with such entry. CMAC's Chief Executive Officer is Sean Power and the Chairman of CMAC is Lt. General J. W. Morris. Mr. Power has extensive experience in the motor industry as well as the property and construction industries. He has sought to develop an amphibious vehicle since the late 1980's and has spent time researching a prototype. Lt. General Morris was formally in charge of the US Army Corp. of Engineers for the ten years prior to his retirement and is presently Governor of the West Point Military Academy. His knowledge of Washington is a valuable asset in developing contacts and new business.

The product range of the company is based on a proven innovative hydraulics technology, which is easy to maintain and is very cost efficient. In addition, the company will offer a cost effective alternative to many appliations which require land and water based transport. The first product is a platform that can have any number of differing formats. The CMAC is an adaptable and flexible vehicle that can operate on land and in the water and has many different applications, as a result the market places available are many and varied. The initial target markets are: fire fighting, military applications, marine salvage, beach cleaning, ecological pollution damage limitation and clean up, fish farming, flood control and aquatic harvesting. Flexible manufacturing techniques will allow a range of vehicles to be offered, suited to a variety of applications. Management have already identified key areas where, at present, no individual vehicle is capable of carrying out the specific task
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satisfactorily.  The product range seeks to combine the
versatility of a traditional marine vehicle with that of an automobile. The design and testing of the prototype is complete and fully licensed by the Department of Trade and Industry in the United Kingdom.


Item 5.   Other Events

Subsequent to the closing of the Acquisition Agreement between the Company and CMAC Inc., the Company on March 10, 1999 changed its name to AMAC Inc.


Item 7.   Financial Statements and Exhibits

At this time, audited financials for CMAC Inc., have not been completed by their accountants. Prior to the acquisition, CMAC was a Jersey, Channel Islands company and maintained accounting data and records which were not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). As a result, additional time is required to conform CMAC's financials to GAAP and to provide correct and accurate audited financials for CMAC. The Company expects to have audited financials within thirty (30) days. Additionally, the Company will incorporate those financials into its Form 10 filing which will reflect the Company's activities as of the year end April 30, 1999. The Company is currently in the process of obtaining a full audit to provide audited financials in its Form 10 filing.

A copy of the Acquisition Agreement between the Company and CMAC Inc., is attached hereto as an exhibit.

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SIGNATURES

In accordance with the requirements of the Securities Exchange
Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 19, 1999
AMAC, Inc.
(Registrant)

/s/ L.J. Boyne
President